                                                                    EXHIBIT 10.1

                               GLENDA R. NEWMAN
                       SPLIT DOLLAR INSURANCE AGREEMENT

                     CONSECO LIFE INSURANCE COMPANY POLICY
                                NO. 1090545711


          THIS SPLIT DOLLAR INSURANCE AGREEMENT is made and entered into the 24th day of September, 1999, by and between JEFF ALAN NEWMAN and BRENT ASHLEY HANBY, and their successors in office, as Co-Trustees of the NEWMAN 1994 FAMILY TRUST (the "Policy Owner") and NATIONAL HOME CENTERS, INC., an Arkansas corporation (the "Company"). Dwain A. Newman and Glenda R. Newman join in signing this Agreement in their capacities as Employee and Employee's Spouse.

                                   RECITALS:
                                   --------

     Dwain A. Newman and Glenda R. Newman are both valued employees of the Company. The Policy Owner is a trust created by Employee and Employee's Spouse for the benefit of descendants of Employee and Employee's Spouse. In order to provide an incentive to the Employees to continue in the employment of the Company, and to provide greater financial security for the Employee's family, the Company desires to assist the Policy Owner in providing life insurance for the benefit and protection of the Employee's family by the payment of Premiums in accordance with the terms and conditions of this Agreement. The Policy, together with the Policy Proceeds, will be collaterally assigned to the Company for the sole purpose of providing security for repayment of the Premiums paid by the Company. The parties desire to define and limit the extent of the Company's security interest in the Policy and the Policy Proceeds to the Secured Amount. The Policy shall be owned by and legal and equitable title shall be held by the Policy Owner. The interest of the Company in the Policy and the Policy Proceeds arising pursuant to the Collateral Assignment shall be limited to that of lien holder and holder of a security interest.

     NOW, THEREFORE, in consideration of the premises and the promises contained herein, and each intending to be legally bound hereby, the parties agree as follows:

     1. Definitions. For all purposes of this Agreement (including the RECITALS) and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), the terms defined in this
Section 1 shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural, and vice versa, and references to one gender shall include the other):

               "Agreement" means this Split Dollar Life Insurance Agreement, as the same may be modified, amended, supplemented, restated or extended from time to time.

               "Claimant" has the meaning assigned to such term in Section 9(c) of this Agreement.

               "Collateral Assignment" means that certain Assignment of Policy for Collateral Security, dated the date hereof, by and from the Policy Owner to the Company, as the same may be modified, amended, supplemented, restated or extended from time to time, pursuant to which the Policy Owner assigns the Policy and the Policy Proceeds to the Company to secure the Policy Owner's obligation to repay the Secured Amount to the Company.

               "Disability" with respect to the Employee means that, as a result of sickness or injury, Employee is unable to perform his material and substantial duties as the senior executive officer of the Company.

               "Employee" means Dwain A. Newman.

               "Employee's Spouse" means Glenda R. Newman.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder

               "Insurance Company" means Conseco Life Insurance Company, a stock company incorporated in the State of Indiana, and its successors and assigns

               "Named Fiduciary" means the Company.

               "One Year Term Cost" means the portion of each Premium that is equal to the one-year term cost of the insurance protection being provided pursuant to the Policy.

               "Person" means any individual, joint venture, corporation, company, limited liability company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity or organization.

               "Plan" has the meaning assigned to such term in Section 9(a) of this Agreement.

               "Plan Administrator" means the company.

               "Policy" means the policy or policies of life insurance issued by the Insurance Company on the life of the Employee and/or the employee's Spouse and owned by the Policy Owner, together with any and all supplements, endorsements and amendments thereto, that are made subject to the terms of this Agreement. The Policy initially issued is Policy No. 1090545711, issued September 24, 1999, in the principal amount of $20,000,000.

               "Policy Anniversary" means any anniversary of the Policy Effective Date.

               "Policy Effective Date" means the effective date of the P6licy as set forth in the Policy.

               "Policy Proceeds" means any and all proceeds of any type of, from or under the Policy, including, without limitation, (i) the cash surrender value of the Policy, (ii) any and all proceeds of the Policy payable when it becomes a claim at death, maturity or otherwise, (iii) any and all proceeds of any loans or advances on or against the Policy, either from the Insurance Company or, at any time, other Persons, and (iv) distributions or shares of surplus, dividends, deposits or additions to the Policy, now or hereafter made thereunder or apportioned thereto.

               "Premium" means any premium payment required to be made under the terms of the Policy or called for and due under this Agreement.

               "Required Payment" means an amount equal to the lesser of the Secured Amount or the cash surrender value of the Policy.

               "Secured Amount" at any time means the sum of (A) minus (13) where: (A) is the aggregate sum of all Premiums then or theretofore paid by the Company to the Insurance Company and credited to the Policy; and (13) is the aggregate of all amounts then or theretofore paid to the Company pursuant to
Section 6(e) of this Agreement by or on behalf of the Policy Owner as repayment of all or any portion of the amounts included in (A).

     2. Application for Policy. The Policy Owner has applied to the Insurance Company for the Policy, and with the assistance of the Company, will take all reasonable steps to cause the Policy to be issued. When the Policy is issued, the policy number, effective date, face amount and plan of insurance shall be recorded on Schedule One to be attached hereto, and the Policy shall become subject to the terms of this Agreement.

     3. Ownership of Policy. The Policy shall be owned by and legal and equitable title shall be held by the Policy Owner. The Company shall have no legal, equitable or beneficial right, title, or interest in the Policy, except to the extent of the lien on and security interest in the Policy and the Policy Proceeds created under the Collateral Assignment. The interest of the Company in the Policy and the Policy Proceeds shall be limited to that of lienholder and holder of a security interest.

     4.   Payment of Premiums; Assignments; Borrowings.

          (a) Payment of Premiums. The Policy Owner shall be responsible for the payment of each Premium. As a matter of convenience to the Policy Owner, during that period of time in which Glenda R. Newman is employed by the Company, and during any additional period described in Section 4(c), the Company may remit each Premium to the Insurance Company on or before the due date of the Premium, or within the grace period, if any, allowed by the Policy for the payment of such Premium. If requested by the Policy Owner, the Company shall provide proof to the Policy Owner of timely payment of each Premium.

          (b) Funding of Premiums.   The Policy Owner shall be responsible for
paying the One Year Term Cost, to be remitted to the Insurance Company in behalf of the Policy Owner. Such amount shall be paid in cash by the Policy Owner to the company not later than the due date of each Premium, or alternatively and with the consent of Glenda R. Newman and the Policy Owner, the Company, prior to or as of the due date of each Premium, shall deduct from the compensation otherwise payable to Glenda R. Newman an amount equal to the One Year Term Cost. Glenda R. Newman acknowledges that the amount deducted will be included in her taxable compensation from the Company. The Company shall advance the balance of the funds required for the payment of each Premium.

          (c) Death or Disability of Employee.   If Glenda R. Newman becomes
Disabled and is survived by Employee, and at the time of her Disability Glenda
R. Newman was employed by the Company, the Company will continue to pay the portion of the Premiums it would have paid had Glenda R. Newman not become Disabled and remained in the employ of the Company until the first to occur of
(i) the death of Glenda R. Newman, or (ii) the Tenth Policy Anniversary.

          (d) Collateral Assignment. The Policy Owner and the Company shall execute the Collateral Assignment pursuant to which the Policy Owner will assign the Policy and the Policy Proceeds to the Company to secure the Policy Owner's obligation under Section 10 of this Agreement to repay the Secured Amount to the Company.

     5.   Company Rights and Restrictions.

          (a) Rights as Lienholder. The rights of the Company as collateral assignee shall be that of a holder of a lien on and security interest in the Policy and Policy Proceeds, securing the Policy Owner's obligations to the Company under this Agreement.

          (b) Right to Assign. The Company shall have the right, without the Policy owner's consent, to assign, pledge, hypothecate or otherwise transfer any or all of its right, title and interest in, to and under this Agreement, the Collateral Assignment, the Policy and the Policy Proceeds, absolutely or as collateral security only, to any Person (any such Person is referred to herein as a "Permitted Assignee" and any such Person to whom such an assignment or transfer shall have been so made is referred to herein as an "Assignee"). Any assignment of this Agreement and the Collateral Assignment shall place the Assignee in the same position as its predecessor, except to the extent the assignment provides otherwise. Within ten (10) days of making such an assignment, the assigning party shall give notice of such assignment to the Policy Owner and, if the Insurance Company is not the Assignee, to the Insurance Company; provided that, the failure to do so shall not limit or impair the rights or remedies of the Company or any Assignee under this Agreement or the Collateral Assignment or the rights or remedies of any Assignee under any such assignment. The Policy Owner agrees to treat any Assignee the same as if this Agreement and the Collateral Assignment were made between the Policy Owner and such Assignee insofar as the Assignee's rights in the Policy and the Policy Proceeds are concerned. An assignment by the Company will not terminate the Company's obligation under Section 4(1)) to pay a portion of the Premium. No assignment shall be binding upon the Insurance Company until the notice required by this Section 5(1)) is given to the Insurance Company. Neither the Company nor any Assignee shall have the right to borrow against the Policy.

          (c) Right to Repayment. Subject to the limitations of Section 10 of this Agreement, upon the termination of this Agreement the Company shall have the right to repayment by the Policy Owner of the aggregate of all Premiums paid by the Company pursuant to this Agreement (to the extent that the Policy Owner has not repaid such Premiums and amounts to the Company prior to such termination).

          (d) Restrictions on Actions Taken. The Company shall not take any action that might endanger the interests and rights of the Policy Owner in the Policy, subject, however, to the Company's right to exercise any right, power or remedy available to it hereunder or under the Collateral Assignment for the enforcement of the Policy Owner's obligations hereunder and thereunder.

     6. Rights of Policy Owner. Subject to the provisions of this Agreement and the Collateral Agreement, the Policy owner shall possess all rights in the Policy, including, but not limited to, the following:

          (a) the right to surrender the Policy and receive the cash surrender value;

          (b) the right to designate and change the beneficiary (or beneficiaries) of the Policy;

          (c) the right to select optional methods of settlement with regard to the death benefit provided for in the Policy, subject to the provisions of
Section 8 of this Agreement;

          (d) the right to effect a partial surrender of or partial withdrawal from the Policy or to borrow from the Insurance Company on the Policy to the extent (and only to the extent) that the cash surrender value exceeds the Secured Amount. In no event, however, shall the Policy Owner take any action, including borrowing from the Policy, which will cause the cash surrender value of the Policy to fall below the Secured Amount. The Insurance Company shall administer any Policy loans pursuant to the terms of the Policy. In the event that a Policy loan is made pursuant to the Policy and this Section 6(d), any interest charges on such loan which are unpaid when due shall be added to the outstanding indebtedness of the Policy loan account of the Policy Owner; provided that, no addition of any unpaid interest shall be made which shall cause the cash surrender value of the

Policy to fall below the Secured Amount. In no event shall an interest payment or loan repayment constitute a premium payment;

          (e) the right from time to time to repay the Company, prior to the termination of this Agreement, the aggregate amount of the portion of all Premiums paid by the Company pursuant to this Agreement not previously repaid plus all amounts required to be repaid by the Policy Owner pursuant to the Collateral Assignment; provided, however, to the extent the interest of the Company as a holder of a lien on and security interest in the Policy and Policy Proceeds hereunder or under the Collateral Assignment shall have been assigned to a Permitted Assignee, such repayment shall be made to the Assignee, to the extent of the Assignee's interest therein, if notice of the Assignment shall have been given to the Policy Owner.

          (f) all other rights contained in the Policy.

     7. Surrender of Policy. In the event the Policy is surrendered, the Policy Owner shall be entitled to' receive the cash surrender value as defined in the Policy, subject to the Company's lien on and security interest in the Policy and Policy Proceeds under the Collateral Assignment and the obligation of the Policy Owner to repay the Secured Amount in accordance with Section 10 of this Agreement. The sole and exclusive right to surrender the Policy is vested in the Policy Owner.

     8. Death Claims Under the Policy. Provided that the Policy Owner shall not have theretofore satisfied his obligations under Section 10 of this Agreement to repay the Secured Amount, the Policy owner hereby directs the Insurance Company, upon written demand therefor by the Company (or its Assignee) following the death of the survivor of the Employee and the Employee's Spouse (which demand shall constitute the Company's certification, on which the Insurance Company may conclusively rely, that such obligations have not been theretofore satisfied), to pay to the Company (or its Assignee) from the Policy Proceeds an amount equal to the Secured Amount, notwithstanding the settlement option selected by the Policy owner under the Policy;

     9.   ERISA Requirements.

          (a) Named Fiduciaries. For purposes of ERISA, the Company will be the Named Fiduciary and Plan Administrator with respect to the plan of split dollar life insurance provided for under this Agreement. This plan of split dollar life insurance (the "Plan") is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

This Agreement shall constitute the written plan instrument required by ERISA. The Company shall be responsible for the general administration, operation and interpretation of the Plan and for carrying out its provisions, except to the extent all or any such obligations specifically are imposed on another person or persons or entity. The Company may engage an actuary, attorney, accountant, insurance company or similar entity, consultant or any other technical advisor on matters regarding the operation of the Plan and to assist in the administration of the Plan, and to perform such other duties as are required in connection therewith. The Company may allocate its responsibilities for the operation and administration of the Plan, including the designation of persons who are not named fiduciaries to carry out fiduciary responsibilities under the Plan. The Company shall effect such allocation of its responsibilities by adopting resolutions specifying the nature and extent of the responsibilities allocated; including, if appropriate, the persons who are not named fiduciaries, but who are designated to carry out fiduciary responsibilities under the Plan. Subject to the claims procedures set forth in Section 9(c) hereof, and except as otherwise provided in this Section 9, the Company shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and decide any dispute which may arise regarding the rights of the Policy Owner. Determinations by the Company shall be binding and conclusive upon all interested persons. The Plan shall be administered and the records of the Plan shall be maintained on the basis of the plan year. The plan year shall be the twelve month period ending on December 31 of each year.

          (b)  Funding Policy.   All premiums due on the Policy shall be
remitted to the Insurance Company when due. The benefits provided by the Policy shall be paid by the Insurance Company in accordance with the terms of the Policy. The payment of such benefits is predicated on the payment of the required premiums.

          (c) Claims and Review Procedures. The following claims procedure shall apply for purposes of this Agreement. The claims procedure in subparagraph
(c)(l) below shall be followed with respect to benefits provided by the Insurance Company under the terms of the Policy. The claims procedure in subparagraph (c)(2) below shall be followed with respect to benefits, if any, provided directly by the Company. The Policy Owner, the Policy Owner's heirs, successors, beneficiaries or personal representatives (individually or collectively, "Claimant") must follow both procedures, if necessary.

      (1) Filing a Claim for Insurance Benefits. A Claimant shall make a claim for benefits provided by the Insurance Company by submitting a written claim and proof of claim to the Insurance Company in accordance with procedures and guidelines established from time to time by the Insurance Company. On written request, the Plan Administrator shall provide copies of any claim forms or instructions, or advise the Claimant how to obtain such forms or instructions. The Insurance Company shall decide whether the claim shall be allowed. If a claim is denied in whole or in part, the Insurance Company shall notify the Claimant and explain the procedure for reviewing a denied claim.

      (2) Filing a Claim for Any Other Benefit. The following claims procedure shall apply with respect to all benefits other than those provided by the Insurance Company.

               (A) Filing a Claim: Notification to Claimant of Decision: The Claimant shall make a claim in writing in accordance with procedures and guidelines established from time to time by the Plan Administrator, which claim shall be delivered to the Plan Administrator. The Plan Administrator shall review and make the decision with respect to any claim. If a claim is denied in whole or in part, written notice thereof shall be furnished to the Claimant within thirty (30) days after the claim has been filed. Such notice shall set forth:

               (i)   the specific reason or reasons for the denial;

               (ii) specific reference to the provisions of this Agreement or the Collateral Assignment on which denial is based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary; and

               (iv) an explanation of the procedure for review of the denied claim.

               (B) Procedure for Review. Any Claimant whose claim has been denied in full or in any part may individually, or through the Claimant's duly authorized representative, request a review of the claim denial by delivering a written application for review to the Plan Administrator at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim. Such request shall set forth in reasonable detail:

               (i) the grounds upon which the request for review is based and any facts in support thereof; and

               (ii) any issues or comments which the Claimant considers pertinent to his claim.

     Following such request for review, the Plan Administrator fully and fairly shall review the decision denying the claim. Prior to the decision of the Plan Administrator, the Claimant shall be given an opportunity to review pertinent documents.

          (C) Decision on Review: A decision on the review of a claim denied in whole or in part shall be made in the following manner:

               (i) The decision on review shall be made by the Plan Administrator, which shall consider the application and any written materials submitted by the Claimant in connection therewith. The Plan Administrator, in its sole discretion, may require the Claimant to submit such additional documents or evidence, as the Plan Administrator may deem necessary or advisable in making such review.

               (ii) The Plan Administrator will render a decision upon a review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension.

               (iii) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and the specific references to the provisions of this Agreement or to the Collateral Assignment on which the decision is based. The decision of the Plan Administrator on review shall be final and conclusive upon all persons. If the decision on review is not furnished to the Claimant within the time limits prescribed in subparagraph
     (ii) above, the claim will be deemed denied on review.

     10. Termination and Repayment. This Agreement shall terminate upon the occurrence of any of the following events:

          (a)  surrender of the Policy by the Policy Owner;

          (b) on or after the Tenth Policy Anniversary, upon thirty (30) days notice of termination by either the Company or the Policy Owner to the other party, such notice to be given in accordance with the provisions of Section 18 of this Agreement;

          (c) termination of the Employee's employment with the Company for any reason other than death or Disability of the Employee;

          (d)  the bankruptcy (voluntary or involuntary) of the Company;

          (e) the occurrence of a "Default" as defined and specified in Section 11 of the Collateral Assignment; or

          (f)  the death of the Employee and the Employee's Spouse.

Subject to the limitations of this Section 10 and Section 8 hereof, the Policy Owner shall, and hereby agrees to, repay to the Company on the termination of this Agreement the aggregate amount of all Premiums paid by the Company (to the extent that the Policy Owner has not paid such Premiums to the Company prior to such termination). Upon termination of this Agreement as a result of any one of the events described in Section 10, the Policy Owner shall satisfy such repayment obligation as follows: (x) by directing the Insurance Company (and the Policy Owner hereby directs the Insurance Company, without the necessity of any further direction) to pay, upon written demand therefor, the Required Payment to the Company (or the then current Assignee) from the Policy Proceeds (including the cash surrender value of the Policy) or (y) in the Policy Owner's discretion, by transferring ownership of the Policy to the Company (or such Assignee). In the case of any termination of this Agreement, in the event the cash surrender value of the Policy (or, if the same shall have been paid by the Insurance Company in accordance with the foregoing provisions, the amount of the Required Payment) at the time of termination shall be less than the Secured Amount, then, notwithstanding anything herein to the contrary, the Policy Owner shall not be liable to the Company (or its Assignee) for the payment of the remaining balance of the Secured Amount or any other amount hereunder.

     11. Actions of Insurance Company. The Insurance Company shall not be deemed to be a party to this Agreement for any purpose nor in any way be responsible for its validity. Any payments made or action taken by the Insurance Company in accordance with the provisions of the Policy, this Agreement or the Collateral Assignment shall fully discharge the Insurance Company from all claims, suits and demands of all persons whatsoever.

     12. Heirs and Assigns. This Agreement shall inure to the benefit of and bind the heirs, legal representatives, successors and assigns of the parties hereto.

     13. Recitals. The Recitals to this Agreement are incorporated herein and shall constitute an integral part of this Agreement.

     14. Amendment of Agreement. None of the terms and provisions of this Agreement or of the Collateral Assignment may be waived, limited or amended except by written agreement, signed by both the Policy Owner and the Company.

     15. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Arkansas, without regard to choice of law or conflict of law principles, except to the extent such laws shall be superseded by the provisions of ERISA or other applicable federal laws.

     16. Company Not Liable. Although the Company, by this Agreement, is assisting the Policy Owner in obtaining certain life insurance coverage, the Company is not responsible for paying any life insurance benefits which are not paid by the Insurance Company, whether such nonpayment is caused by refusal of the Insurance

Company to pay by virtue of a legal reason for nonpayment (such as, but not by way of limitation, suicide or fraud in the inducement), inability of the Insurance Company to pay, or any other reason.

     17. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     18. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing (including telefacsimile transmission or similar writing) and shall be given to such party at its address or telefacsimile number set forth below or such other address or telefacsimile number as such party may hereafter specify for the purpose of notice to the other party and a copy of any such notice, request or communication shall be sent to the Insurance Company at its address or telefacsimile number set forth below or such other address or telefacsimile number as the Insurance Company may specify to the parties:

          (a)  If to Policy Owner:

               The Newman 1994 Family Trust
               Attention:  Jeff Alan Newman and
               Brent Ashley Hanby, Co-Trustees
               Highway 265 North
               P.O. Box 789
               Springdale, Arkansas 72765-0789
               Fax Number: 501/756-9122


          (b)  If to Company:

               National Home Centers, Inc.
               Highway 265 North
               P.O. Box 789
               Springdale, Arkansas 72765-0789
               Attention:  President
               Fax Number: 501/756-9122


          (c)  If to Insurance Company:

               Conseco Life Insurance Comp
               P.O. Box  1963
               Carmel, Indiana 46032

Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this Section 18.

19. Headings. Section headings herein are for the convenience of reference only and shall not affect the construction or interpretation of or alter or modify the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the year and day first above written.



                                  COMPANY,

                                  NATIONAL  HOME  CENTERS,  INC.


                                  By:
                                        -----------------------------------
                                        Dwain A. Newman, Chairman, CEO


                                  By:
                                        -----------------------------------
                                        Danny R. Funderburg, President, COO



                                  POLICY OWNER:


                                  THE NEWMAN 1994 FAMILY TRUST



                                  By:
                                        -----------------------------------
                                        Jeff Alan Newman, Co-Trustee


                                  By:
                                        -----------------------------------
                                        Brent Ashley Hanby, Co-Trustee


                                  -----------------------------------
                                  Dwain A. Newman, Employee


                                  -----------------------------------
                                  Glenda R. Newman, Employee's Spouse